KEYCORP REPORTS SECOND QUARTER 2020 NET INCOME OF $159 MILLION,
OR $.16 PER DILUTED COMMON SHARE
Results reflect provision for credit losses of $482 million, which exceeded net charge-offs by $386 million, or $.34 per share
Positive operating leverage relative to prior year with record pre-provision net revenue
Record revenue up 17% from prior quarter, driven by strength in fees: positive momentum in capital markets businesses, payments and consumer mortgage
Continued to support clients with over $8 billion of Paycheck Protection Program funding
Committed to maintaining strong risk management practices: net charge-offs to average loans of 36 basis points
Strong capital position: Common Equity Tier 1 of 9.1%, within targeted range

CLEVELAND, July 22, 2020 - KeyCorp (NYSE: KEY) today announced net income from continuing operations attributable to Key common shareholders of $159 million, or $.16 per diluted common share for the second quarter of 2020, compared to $118 million, or $.12 per diluted common share, for the first quarter of 2020 and $403 million, or $.40 per diluted common share, for the second quarter of 2019. Key's results in the first and second quarters of 2020 reflect the Current Expected Credit Losses ("CECL") accounting methodology, as well as the impact of the COVID-19 pandemic.

KeyCorp Reports Second Quarter 2020 Profit
July 22, 2020

Selected Financial Highlights

dollars in millions, except per share data				Change 2Q20 vs.
	2Q20	1Q20	2Q19	1Q20	2Q19
Income (loss) from continuing operations attributable to Key common shareholders	$159	$118	$403	34.7%	(60.5)%
Income (loss) from continuing operations attributable to Key common shareholders per common share — assuming dilution	.16	.12	.40	33.3	(60.0)
Return on average tangible common equity from continuing operations (a)	4.96%	3.82%	13.69%	N/A	N/A
Return on average total assets from continuing operations	.45	.40	1.19	N/A	N/A
Common Equity Tier 1 ratio (b)	9.1	8.9	9.6	N/A	N/A
Book value at period end	$16.07	$15.95	$15.07	.8%	6.6%
Net interest margin (TE) from continuing operations	2.76%	3.01%	3.06%	N/A	N/A

(a)
The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “Return on average tangible common equity from continuing operations.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.

(b)	6/30/20 ratio is estimated.
TE = Taxable Equivalent, N/A = Not Applicable

INCOME STATEMENT HIGHLIGHTS

Revenue

dollars in millions				Change 2Q20 vs.
	2Q20	1Q20	2Q19	1Q20	2Q19
Net interest income (TE)	$1,025	$989	$989	3.6%	3.6%
Noninterest income	692	477	622	45.1	11.3
Total revenue	$1,717	$1,466	$1,611	17.1%	6.6%

TE = Taxable Equivalent

Taxable-equivalent net interest income was $1.0 billion for the second quarter of 2020, compared to taxable-equivalent net interest income of $989 million for the second quarter of 2019. The increase in net interest income reflects higher earning asset balances partially offset by a lower net interest margin. The net interest margin was impacted by lower interest rates, a lag in deposit pricing as interest rates declined, and a change in balance sheet mix, including elevated levels of liquidity and Key's participation in the Paycheck Protection Program.

Compared to the first quarter of 2020, taxable-equivalent net interest income increased by $36 million, reflecting higher earning asset balances, partially offset by a lower net interest margin. The lower net interest margin reflects elevated levels of liquidity, the impact of lower interest rates, and Key's participation in the Paycheck Protection Program.

Noninterest Income

dollars in millions				Change 2Q20 vs.
	2Q20	1Q20	2Q19	1Q20	2Q19
Trust and investment services income	$123	$133	$122	(7.5)%	.8%
Investment banking and debt placement fees	156	116	163	34.5	(4.3)
Service charges on deposit accounts	68	84	83	(19.0)	(18.1)
Operating lease income and other leasing gains	60	30	44	100.0	36.4
Corporate services income	52	62	53	(16.1)	(1.9)
Cards and payments income	91	66	73	37.9	24.7
Corporate-owned life insurance income	35	36	33	(2.8)	6.1
Consumer mortgage income	62	20	15	210.0	313.3
Commercial mortgage servicing fees	12	18	19	(33.3)	(36.8)
Other income	33	(88)	17	N/M	94.1
Total noninterest income	$692	$477	$622	45.1%	11.3%

KeyCorp Reports Second Quarter 2020 Profit
July 22, 2020

Compared to the second quarter of 2019, noninterest income increased by $70 million, primarily driven by a $47 million increase in consumer mortgage income, driven by a record level of loan originations and related fees in the second quarter of 2020. Additionally, cards and payments income increased $18 million related to prepaid card activity and operating lease income increased $16 million driven by gains from the sale of leveraged leases. These benefits were partially offset by a decline of $15 million in service charges on deposit accounts.

Compared to the first quarter of 2020, noninterest income increased by $215 million. The largest driver of the quarterly increase was a $121 million improvement in other income, primarily driven by $92 million of market-related valuation adjustments in the first quarter of 2020. Other significant drivers for the quarter-over-quarter increase include $42 million of higher consumer mortgage income, and a $40 million increase in investment banking and debt placement fees related to strong commercial mortgage and debt capital markets activity. Operating lease income and cards and payments income also increased, $30 million and $25 million, respectively.

Noninterest Expense

dollars in millions				Change 2Q20 vs.
	2Q20	1Q20	2Q19	1Q20	2Q19
Personnel expense	$572	$515	$589	11.1%	(2.9)%
Nonpersonnel expense	441	416	430	6.0	2.6
Total noninterest expense	$1,013	$931	$1,019	8.8%	(.6)%

Key’s noninterest expense was $1.0 billion for the second quarter of 2020, a decrease of $6 million from the year-ago period. The second quarter of 2019 included notable items of $52 million, primarily personnel-related from Key's efficiency initiatives. Excluding notable items in the year-ago period, expenses increased $46 million. The increase is primarily related to higher other expense, from $25 million of payments-related expenses incurred in the current period, as well as COVID-19-related costs related to steps that the company has taken to ensure the health and safety of teammates.

Compared to the first quarter of 2020, noninterest expense increased $82 million. The increase was largely due to higher incentive and stock-based compensation from strong revenue production in Key's investment banking and consumer mortgage businesses. Other drivers for the linked quarter increase include $25 million of payments-related costs (in other expense), as well as other COVID-19 related expenses.

BALANCE SHEET HIGHLIGHTS

Average Loans

dollars in millions				Change 2Q20 vs.
	2Q20	1Q20	2Q19	1Q20	2Q19
Commercial and industrial (a)	$60,480	$49,466	$47,227	22.3%	28.1%
Other commercial loans	19,850	19,779	19,765.4		.4
Total consumer loans	27,611	26,929	23,793	2.5	16.0
Total loans	$107,941	$96,174	$90,785	12.2%	18.9%

(a)
Commercial and industrial average loan balances include $135 million, $145 million, and $141 million of assets from commercial credit cards at June 30, 2020, March 31, 2020, and June 30, 2019, respectively.

Average loans were $107.9 billion for the second quarter of 2020, an increase of $17.2 billion compared to the second quarter of 2019. Commercial loans increased $13.3 billion, reflecting growth from participation in the Paycheck Protection Program during the current quarter, as well as core broad-based growth in commercial and industrial loans and increased utilization versus the year-ago period. Consumer loans increased $3.8 billion, driven by strength from Laurel Road and Key's consumer mortgage business.

KeyCorp Reports Second Quarter 2020 Profit
July 22, 2020

Compared to the first quarter of 2020, average loans increased by $11.8 billion. The second quarter of 2020 included over $8 billion of loans related to the Paycheck Protection Program, which, in addition to the increase in commercial and industrial utilization rates in March 2020, drove the majority of commercial loan growth from the prior quarter. Consumer loan growth continued to be driven by strength from Laurel Road, as well as a record quarter in Key's consumer mortgage business.

Average Deposits

dollars in millions				Change 2Q20 vs.
	2Q20	1Q20	2Q19	1Q20	2Q19
Non-time deposits	$118,694	$99,117	$95,885	19.8%	23.8%
Certificates of deposit ($100,000 or more)	4,950	6,310	8,147	(21.6)	(39.2)
Other time deposits	4,333	4,901	5,569	(11.6)	(22.2)
Total deposits	$127,977	$110,328	$109,601	16.0%	16.8%

Cost of total deposits	.30%	.62%	.82%	N/A	N/A

N/A = Not Applicable

Average deposits totaled $128.0 billion for the second quarter of 2020, an increase of $18.4 billion compared to the year-ago quarter, reflecting growth from consumer and commercial relationships, partially offset by a decline in time deposits.

Compared to the first quarter of 2020, average deposits increased by $17.6 billion, primarily driven by broad-based commercial growth as well as growth from consumer stimulus payments and lower consumer spending. This growth was offset by a decline in time deposits, primarily related to lower interest rates.

ASSET QUALITY

dollars in millions				Change 2Q20 vs.
	2Q20	1Q20	2Q19	1Q20	2Q19
Net loan charge-offs	$96	$84	$65	14.3%	47.7%
Net loan charge-offs to average total loans	.36%	.35%	.29%	N/A	N/A
Nonperforming loans at period end	$760	$632	$561	20.3	35.5
Nonperforming assets at period end	951	844	608	12.7	56.4
Allowance for loan and lease losses	1,708	1,359	890	25.7	91.9
Allowance for loan and lease losses to nonperforming loans	224.7%	215.0%	158.6%	N/A	N/A
Provision for credit losses	$482	$359	$74	34.3%	551.4%

N/A = Not Applicable

Key’s provision for credit losses was $482 million for the second quarter of 2020, compared to $74 million for the second quarter of 2019, and $359 million for the first quarter of 2020. The provision for credit losses reflects the adoption of a new accounting standard, often referred to as Current Expected
Credit Losses ("CECL"), beginning in the first quarter of 2020. This framework requires that management estimate credit losses over the full remaining expected life and consider expected future changes in macroeconomic conditions.

The provision for credit losses exceeded net charge-offs by $386 million. Net loan charge-offs for the second quarter of 2020 totaled $96 million, or .36% of average total loans. These results compare to $65 million, or .29%, for the second quarter of 2019, and $84 million, or .35%, for the first quarter of 2020. Key’s allowance for loan and lease losses was $1.7 billion, or 1.61% of total period-end loans at June 30, 2020, compared to .97% at June 30, 2019, and 1.32% at March 31, 2020.

At June 30, 2020, Key’s nonperforming loans totaled $760 million, which represented .72% of period-end portfolio loans. These results compare to .61% at June 30, 2019, and .61% at March 31, 2020.

KeyCorp Reports Second Quarter 2020 Profit
July 22, 2020

Nonperforming assets at June 30, 2020, totaled $951 million, and represented .89% of period-end portfolio loans and OREO and other nonperforming assets. These results compare to .66% at June 30, 2019, and .82% at March 31, 2020.

CAPITAL

Key’s estimated risk-based capital ratios included in the following table continued to exceed all “well-capitalized” regulatory benchmarks at June 30, 2020.

Capital Ratios

	6/30/2020	3/31/2020	6/30/2019
Common Equity Tier 1 (a)	9.1%	8.9%	9.6%
Tier 1 risk-based capital (a)	10.4	10.2	11.0
Total risk based capital (a)	12.8	12.2	13.0
Tangible common equity to tangible assets (b)	7.6	8.3	8.6
Leverage (a)	8.8	9.8	10.0

(a)	6/30/2020 ratio is estimated and reflects Key's election to adopt the CECL optional transition provision.

(b)
The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “tangible common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.

Key's capital position remained strong in the second quarter of 2020. As shown in the preceding table, at June 30, 2020, Key’s estimated Common Equity Tier 1 and Tier 1 risk-based capital ratios stood at 9.1% and 10.4%, respectively. Key's tangible common equity ratio was 7.6% at June 30, 2020.

Key has elected the CECL phase-in option provided by regulatory guidance which delays for two years the estimated impact of CECL on regulatory capital and phases it in over three years beginning in 2022. On a fully phased-in basis, Key's Common Equity Tier 1 ratio would be reduced by 29 basis points.

Summary of Changes in Common Shares Outstanding

in thousands				Change 2Q20 vs.
	2Q20	1Q20	2Q19	1Q20	2Q19
Shares outstanding at beginning of period	975,319	977,189	1,013,186	(.2)%	(3.7)%
Open market repurchases and return of shares under employee compensation plans	(19)	(7,862)	(10,412)	(99.8)	(99.8)
Shares issued under employee compensation plans (net of cancellations)	647	5,992	340	(89.2)	90.3
Shares outstanding at end of period	975,947	975,319	1,003,114.1%		(2.7)%

Consistent with Key's 2019 Capital Plan, during the second quarter of 2020, Key declared a dividend of $.185 per common share. Per Key's announcement on March 17, 2020, share repurchase activity has been temporarily suspended in response to the COVID-19 pandemic.

LINE OF BUSINESS RESULTS

The following table shows the contribution made by each major business segment to Key’s taxable-equivalent revenue from continuing operations and income (loss) from continuing operations attributable to Key for the periods presented. For more detailed financial information pertaining to each business segment, see the tables at the end of this release.

KeyCorp Reports Second Quarter 2020 Profit
July 22, 2020

Major Business Segments

dollars in millions				Change 2Q20 vs.
	2Q20	1Q20	2Q19	1Q20	2Q19
Revenue from continuing operations (TE)
Consumer Bank	$841	$820	$825	2.6%	1.9%
Commercial Bank	847	629	760	34.7	11.4
Other (a)	29	17	26	70.6	11.5
Total	$1,717	$1,466	$1,611	17.1%	6.6%

Income (loss) from continuing operations attributable to Key
Consumer Bank	$91	$105	$177	(13.3)%	(48.6)%
Commercial Bank	120	70	277	71.4	(56.7)
Other (a)	(24)	(29)	(29)	N/M	N/M
Total	$187	$146	$425	28.1%	(56.0)%

(a)
Other includes other segments that consists of corporate treasury, our principal investing unit, and various exit portfolios as well as reconciling items which primarily represents the unallocated portion of nonearning assets of corporate support functions. Charges related to the funding of these assets are part of net interest income and are allocated to the business segments through noninterest expense. Reconciling items also includes intercompany eliminations and certain items that are not allocated to the business segments because they do not reflect their normal operations.

TE = Taxable Equivalent, N/M = Not Meaningful

Consumer Bank

dollars in millions				Change 2Q20 vs.
	2Q20	1Q20	2Q19	1Q20	2Q19
Summary of operations
Net interest income (TE)	$594	$590	$594.7%		—
Noninterest income	247	230	231	7.4	6.9%
Total revenue (TE)	841	820	825	2.6	1.9
Provision for credit losses	167	140	40	19.3	317.5
Noninterest expense	555	543	552	2.2	.5
Income (loss) before income taxes (TE)	119	137	233	(13.1)	(48.9)
Allocated income taxes (benefit) and TE adjustments	28	32	56	(12.5)	(50.0)
Net income (loss) attributable to Key	$91	$105	$177	(13.3)%	(48.6)%

Average balances
Loans and leases	$39,197	$35,197	$31,881	11.4%	22.9%
Total assets	44,106	38,460	35,469	14.7	24.4
Deposits	79,502	73,320	72,303	8.4	10.0

Assets under management at period end	$39,722	$36,189	$38,942	9.8%	2.0%

TE = Taxable Equivalent

KeyCorp Reports Second Quarter 2020 Profit
July 22, 2020

Additional Consumer Bank Data

dollars in millions				Change 2Q20 vs.
	2Q20	1Q20	2Q19	1Q20	2Q19
Noninterest income
Trust and investment services income	$87	$93	$91	(6.5)%	(4.4)%
Service charges on deposit accounts	38	55	56	(30.9)	(32.1)
Cards and payments income	46	49	54	(6.1)	(14.8)
Other noninterest income	76	33	30	130.3	153.3
Total noninterest income	$247	$230	$231	7.4%	6.9%

Average deposit balances
NOW and money market deposit accounts	$49,152	$45,583	$42,800	7.8%	14.8%
Savings deposits	4,817	4,345	4,506	10.9	6.9
Certificates of deposit ($100,000 or more)	4,520	5,587	6,644	(19.1)	(32.0)
Other time deposits	4,296	4,869	5,549	(11.8)	(22.6)
Noninterest-bearing deposits	16,717	12,936	12,804	29.2	30.6
Total deposits	$79,502	$73,320	$72,303	8.4%	10.0%

Home equity loans
Average balance	$9,893	$10,093	$10,618
Combined weighted-average loan-to-value ratio (at date of origination)	70%	70%	70%
Percent first lien positions	63	62	60

Other data
Branches	1,077	1,082	1,102
Automated teller machines	1,394	1,398	1,430

Consumer Bank Summary of Operations (2Q20 vs. 2Q19)

•	Net income attributable to Key of $91 million for the second quarter of 2020, compared to $177 million for the year-ago quarter

•	Taxable equivalent net interest income was flat compared to the second quarter of 2019 as the lower interest rate environment offset balance sheet growth

•	Average loans and leases increased $7.3 billion, or 22.9%, driven by loan production related to the Paycheck Protection Program, as well as growth from Laurel Road and consumer mortgage

•	Average deposits increased $7.2 billion, or 10.0%, from the second quarter of 2019. This was driven by consumer stimulus payments and lower consumer spend activity

•
Provision for credit losses increased $127 million compared to the second quarter of 2019. The increase in provision for credit losses is mainly attributable to the change in the economic scenario under the CECL accounting methodology, as well as balance sheet growth

•	Noninterest income increased $16 million, or 6.9%, from the year-ago quarter, driven by a record quarter in consumer mortgage income partially offset by lower consumer spend activity

•	Noninterest expense increased $3 million, or .5%, from the year ago quarter

KeyCorp Reports Second Quarter 2020 Profit
July 22, 2020

Commercial Bank

dollars in millions				Change 2Q20 vs.
	2Q20	1Q20	2Q19	1Q20	2Q19
Summary of operations
Net interest income (TE)	$442	$410	$405	7.8%	9.1%
Noninterest income	405	219	355	84.9	14.1
Total revenue (TE)	847	629	760	34.7	11.4
Provision for credit losses	314	214	33	46.7	851.5
Noninterest expense	403	353	389	14.2	3.6
Income (loss) before income taxes (TE)	130	62	338	109.7	(61.5)
Allocated income taxes and TE adjustments	10	(8)	61	N/M	(83.6)
Net income (loss) attributable to Key	$120	$70	$277	71.4%	(56.7)%

Average balances
Loans and leases	$68,038	$60,082	$57,918	13.2%	17.5%
Loans held for sale	2,012	1,607	1,168	25.2	72.3
Total assets	76,974	69,383	65,901	10.9	16.8
Deposits	46,099	36,058	35,960	27.8%	28.2%

TE = Taxable Equivalent, N/M = Not Meaningful

Additional Commercial Bank Data

dollars in millions				Change 2Q20 vs.
	2Q20	1Q20	2Q19	1Q20	2Q19
Noninterest income
Trust and investment services income	$36	$39	$31	(7.7)%	16.1%
Investment banking and debt placement fees	156	116	162	34.5	(3.7)
Operating lease income and other leasing gains	46	30	43	53.3	7.0

Corporate services income	45	57	50	(21.1)	(10.0)
Service charges on deposit accounts	30	28	27	7.1	11.1
Cards and payments income	44	17	17	158.8	158.8
Payments and services income	119	102	94	16.7	26.6

Commercial mortgage servicing fees	12	18	20	(33.3)	(40.0)
Other noninterest income	36	(86)	5	N/M	620.0
Total noninterest income	$405	$219	$355	84.9%	14.1%

N/M = Not Meaningful

Commercial Bank Summary of Operations (2Q20 vs. 2Q19)

•	Net income attributable to Key of $120 million for the second quarter of 2020, compared to $277 million for the year-ago quarter

•	Taxable-equivalent net interest income increased by $37 million, compared to the second quarter of 2019, with balance sheet growth partially offset by lower interest rate environment

•
Average loan and lease balances increased $10.1 billion, or 17.5%, compared to the second quarter of 2019 driven by growth in commercial and industrial loans from line draws and Paycheck Protection Program loans

•	Average deposit balances increased $10.1 billion, or 28.2%, compared to the second quarter of 2019, driven by growth in targeted relationships and the impact of government programs

•
Provision for credit losses increased $281 million compared to the second quarter of 2019. The increase in provision for credit losses is mainly attributable to the change in the economic scenario under the CECL accounting methodology, but also impacted by line draws on commercial credits

•	Noninterest income increased $50 million, or 14.1%, from the second quarter of 2019, driven by higher cards and payments income related to prepaid card revenue, as well as higher other income

•	Noninterest expense increased by $14 million, or 3.6%, from the second quarter of 2019 driven by higher incentives related to strong revenue production

KeyCorp Reports Second Quarter 2020 Profit
July 22, 2020

*******************************************

KeyCorp's roots trace back 190 years to Albany, New York. Headquartered in Cleveland, Ohio, Key is one of the nation’s largest bank-based financial services companies, with assets of approximately $171.2 billion at June 30, 2020.

Key provides deposit, lending, cash management, and investment services to individuals and businesses in 15 states under the name KeyBank National Association through a network of more than 1,000 branches and approximately 1,400 ATMs. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name. For more information, visit https://www.key.com/. KeyBank is Member FDIC.

KeyCorp Reports Second Quarter 2020 Profit
July 22, 2020

CONTACTS:

ANALYSTS	MEDIA
Vernon L. Patterson	Susan Donlan
216.689.0520	216.471.3133
Vernon_Patterson@KeyBank.com	Susan_E_Donlan@KeyBank.com

Melanie S. Kaiser	Tracy Pesho
216.689.4545	216.471.2825
Melanie_S_Kaiser@KeyBank.com	Tracy_Pesho@KeyBank.com

Twitter: @keybank

INVESTOR RELATIONS:	KEY MEDIA NEWSROOM:
www.key.com/ir	www.key.com/newsroom

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not relate strictly to historical or current facts. Forward-looking statements usually can be identified by the use of words such as “goal,” “objective,” “plan,” “expect,” “assume,” “anticipate,” “intend,” “project,” “believe,” “estimate,” or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, circumstances, results, or aspirations. Forward-looking statements, by their nature, are subject to assumptions, risks and uncertainties, many of which are outside of our control. Our actual results may differ materially from those set forth in our forward-looking statements. There is no assurance that any list of risks and uncertainties or risk factors is complete. Factors that could cause Key’s actual results to differ from those described in the forward-looking statements can be found in KeyCorp’s Form 10-K for the year ended December 31, 2019, as well as in KeyCorp’s subsequent SEC filings, all of which have been or will be filed with the Securities and Exchange Commission (the “SEC”) and are or will be available on Key’s website (www.key.com/ir) and on the SEC’s website (www.sec.gov). These factors may include, among others: deterioration of commercial real estate market fundamentals, adverse changes in credit quality trends, declining asset prices, a reversal of the U.S. economic recovery due to financial, political, or other shocks, and the extensive regulation of the U.S. financial services industry. In addition to the aforementioned factors, the COVID–19 global pandemic is adversely affecting us, our clients, and third–party service providers, among others, and its impact may adversely affect our business and results of operations over a period of time. Any forward-looking statements made by us or on our behalf speak only as of the date they are made and we do not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances.

Notes to Editors:
A live Internet broadcast of KeyCorp’s conference call to discuss quarterly results and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.key.com/ir at 9:00 a.m. ET, on Wednesday, July 22, 2020. A replay of the call will be available through August 5, 2020.

For up-to-date company information, media contacts, and facts and figures about Key’s lines of business, visit our Media Newsroom at https://www.key.com/newsroom.

*****

KeyCorp Reports Second Quarter 2020 Profit
July 22, 2020

KeyCorp
Second Quarter 2020
Financial Supplement

Page
12	Financial Highlights
14	GAAP to Non-GAAP Reconciliation
16	Consolidated Balance Sheets
17	Consolidated Statements of Income
18	Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
20	Noninterest Expense
20	Personnel Expense
21	Loan Composition
21	Loans Held for Sale Composition
21	Summary of Changes in Loans Held for Sale
22	Summary of Loan and Lease Loss Experience From Continuing Operations
23	Asset Quality Statistics From Continuing Operations
23	Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
23	Summary of Changes in Nonperforming Loans From Continuing Operations
24	Line of Business Results

KeyCorp Reports Second Quarter 2020 Profit
July 22, 2020

Financial Highlights
(dollars in millions, except per share amounts)
	Three months ended
	6/30/2020	3/31/2020	6/30/2019
Summary of operations
Net interest income (TE)	$1,025	$989	$989
Noninterest income	692	477	622
Total revenue (TE)	1,717	1,466	1,611
Provision for credit losses	482	359	74
Noninterest expense	1,013	931	1,019
Income (loss) from continuing operations attributable to Key	185	145	423
Income (loss) from discontinued operations, net of taxes	2	1	2
Net income (loss) attributable to Key	187	146	425

Income (loss) from continuing operations attributable to Key common shareholders	159	118	403
Income (loss) from discontinued operations, net of taxes	2	1	2
Net income (loss) attributable to Key common shareholders	161	119	405

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.16	$.12	$.40
Income (loss) from discontinued operations, net of taxes	—	—	—
Net income (loss) attributable to Key common shareholders (a)	.17	.12	.40

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.16	.12	.40
Income (loss) from discontinued operations, net of taxes — assuming dilution	—	—	—
Net income (loss) attributable to Key common shareholders — assuming dilution (a)	.17	.12	.40

Cash dividends declared	.185	.185	.17
Book value at period end	16.07	15.95	15.07
Tangible book value at period end	13.12	12.98	12.12
Market price at period end	12.18	10.37	17.75

Performance ratios
From continuing operations:
Return on average total assets	.45%	.40%	1.19%
Return on average common equity	4.05	3.10	10.94
Return on average tangible common equity (b)	4.96	3.82	13.69
Net interest margin (TE)	2.76	3.01	3.06
Cash efficiency ratio (b)	57.9	62.3	61.9

From consolidated operations:
Return on average total assets	.46%	.40%	1.19%
Return on average common equity	4.10	3.12	11.00
Return on average tangible common equity (b)	5.02	3.86	13.75
Net interest margin (TE)	2.76	3.00	3.05
Loan to deposit (c)	80.4	92.1	86.1

Capital ratios at period end
Key shareholders’ equity to assets	10.2%	11.1%	11.7%
Key common shareholders’ equity to assets	9.2	10.0	10.5
Tangible common equity to tangible assets (b)	7.6	8.3	8.6
Common Equity Tier 1 (d)	9.1	8.9	9.6
Tier 1 risk-based capital (d)	10.4	10.2	11.0
Total risk-based capital (d)	12.8	12.2	13.0
Leverage (d)	8.8	9.8	10.0

Asset quality — from continuing operations
Net loan charge-offs	$96	$84	$65
Net loan charge-offs to average loans	.36%	.35%	.29%
Allowance for loan and lease losses	$1,708	$1,359	$890
Allowance for credit losses	1,906	1,520	954
Allowance for loan and lease losses to period-end loans	1.61%	1.32%	.97%
Allowance for credit losses to period-end loans	1.80	1.47	1.04
Allowance for loan and lease losses to nonperforming loans (e)	224.7	215.0	158.6
Allowance for credit losses to nonperforming loans (e)	250.8	240.5	170.1
Nonperforming loans at period-end (e)	$760	$632	$561
Nonperforming assets at period-end (e)	951	844	608
Nonperforming loans to period-end portfolio loans (e)	.72%	.61%	.61%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets (e)	.89	.82	.66

Trust assets
Assets under management	$39,722	$36,189	$38,942

Other data
Average full-time equivalent employees	16,646	16,529	17,206
Branches	1,077	1,082	1,102

Taxable-equivalent adjustment	$7	$8	$8

KeyCorp Reports Second Quarter 2020 Profit
July 22, 2020

Financial Highlights (continued)
(dollars in millions, except per share amounts)
	Six months ended
	6/30/2020	6/30/2019
Summary of operations
Net interest income (TE)	$2,014	$1,974
Noninterest income	1,169	1,158
Total revenue (TE)	3,183	3,132
Provision for credit losses	841	136
Noninterest expense	1,944	1,982
Income (loss) from continuing operations attributable to Key	330	829
Income (loss) from discontinued operations, net of taxes	3	3
Net income (loss) attributable to Key	333	832

Income (loss) from continuing operations attributable to Key common shareholders	$277	$789
Income (loss) from discontinued operations, net of taxes	3	3
Net income (loss) attributable to Key common shareholders	280	792

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.29	$.79
Income (loss) from discontinued operations, net of taxes	—	—
Net income (loss) attributable to Key common shareholders (a)	.29	.79

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.28	.78
Income (loss) from discontinued operations, net of taxes — assuming dilution	—	—
Net income (loss) attributable to Key common shareholders — assuming dilution (a)	.29	.78

Cash dividends paid	.37	.34

Performance ratios
From continuing operations:
Return on average total assets	.43%	1.18%
Return on average common equity	3.58	10.96
Return on average tangible common equity (b)	4.40	13.69
Net interest margin (TE)	2.88	3.10
Cash efficiency ratio (b)	60.0	61.9

From consolidated operations:
Return on average total assets	.43%	1.18%
Return on average common equity	3.62	11.01
Return on average tangible common equity (b)	4.45	13.74
Net interest margin (TE)	2.87	3.08

Asset quality — from continuing operations
Net loan charge-offs	$180	$129
Net loan charge-offs to average total loans	.35%	.29%

Other data
Average full-time equivalent employees	16,587	17,379

Taxable-equivalent adjustment	15	16

(a)	Earnings per share may not foot due to rounding.

(b)
The following table entitled “GAAP to Non-GAAP Reconciliations” presents the computations of certain financial measures related to “tangible common equity” and “cash efficiency.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.

(c)	Represents period-end consolidated total loans and loans held for sale divided by period-end consolidated total deposits.

(d)	June 30, 2020, ratio is estimated and reflects Key's election to adopt the CECL optional transition provision.

KeyCorp Reports Second Quarter 2020 Profit
July 22, 2020

GAAP to Non-GAAP Reconciliations
(dollars in millions)
The table below presents certain non-GAAP financial measures related to “tangible common equity,” “return on average tangible common equity,” “pre-provision net revenue," and “cash efficiency ratio" and certain ratios excluding notable items.

Notable items include certain revenue or expense items that may occur in a reporting period which management does not consider indicative of ongoing financial performance. Management believes it is useful to consider certain financial metrics with and without notable items, in order to enable a better understanding of company results, increase comparability of period-to-period results, and to evaluate and forecast those results.

The tangible common equity ratio and the return on average tangible common equity ratio have been a focus for some investors, and management believes these ratios may assist investors in analyzing Key’s capital position without regard to the effects of intangible assets and preferred stock.

The table also shows the computation for pre-provision net revenue, which is not formally defined by GAAP. Management believes that eliminating the effects of the provision for credit losses makes it easier to analyze the results by presenting them on a more comparable basis.

The cash efficiency ratio is a ratio of two non-GAAP performance measures. As such, there is no directly comparable GAAP performance measure. The cash efficiency ratio performance measure removes the impact of Key’s intangible asset amortization from the calculation. Management believes this ratio provide greater consistency and comparability between Key’s results and those of its peer banks. Additionally, this ratio is used by analysts and investors as they develop earnings forecasts and peer bank analysis.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by investors to evaluate a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

	Three months ended			Six months ended
	6/30/2020	3/31/2020	6/30/2019	6/30/2020	6/30/2019
Tangible common equity to tangible assets at period-end
Key shareholders’ equity (GAAP)	$17,542	$17,411	$16,969
Less: Intangible assets (a)	2,877	2,894	2,952
Preferred Stock (b)	1,856	1,856	1,856
Tangible common equity (non-GAAP)	$12,809	$12,661	$12,161
Total assets (GAAP)	$171,192	$156,197	$144,545
Less: Intangible assets (a)	2,877	2,894	2,952
Tangible assets (non-GAAP)	$168,315	$153,303	$141,593
Tangible common equity to tangible assets ratio (non-GAAP)	7.6%	8.3%	8.6%
Pre-provision net revenue
Net interest income (GAAP)	$1,018	$981	$981	$1,999	$1,958
Plus: Taxable-equivalent adjustment	7	8	8	15	16
Noninterest income	692	477	622	1,169	1,158
Less: Noninterest expense	1,013	931	1,019	1,944	1,982
Pre-provision net revenue from continuing operations (non-GAAP)	$704	$535	$592	$1,239	$1,150
Average tangible common equity
Average Key shareholders' equity (GAAP)	$17,688	$17,216	$16,531	$17,452	$16,119
Less: Intangible assets (average) (c)	2,886	2,902	2,959	2,894	2,886
Preferred stock (average)	1,900	1,900	1,762	1,900	1,607
Average tangible common equity (non-GAAP)	$12,902	$12,414	$11,810	$12,658	$11,626
Return on average tangible common equity from continuing operations
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)	$159	$118	$403	$277	$789
Plus: Notable items, after tax (d)	—	—	40	—	60
Net income (loss) from continuing operations attributable to Key common shareholders excluding notable items (non-GAAP)	$159	$118	$443	$277	$849
Average tangible common equity (non-GAAP)	12,902	12,414	11,810	12,658	11,626

Return on average tangible common equity from continuing operations (non-GAAP)	4.96%	3.82%	13.69%	4.40%	13.69%
Return on average tangible common equity from continuing operations excluding notable items (non-GAAP)	4.96%	3.82%	15.05%	4.40%	14.73%
Return on average tangible common equity consolidated
Net income (loss) attributable to Key common shareholders (GAAP)	$161	$119	$405	$280	$792
Average tangible common equity (non-GAAP)	12,902	12,414	11,810	12,658	11,626

Return on average tangible common equity consolidated (non-GAAP)	5.02%	3.86%	13.75%	4.45%	13.74%

KeyCorp Reports Second Quarter 2020 Profit
July 22, 2020

GAAP to Non-GAAP Reconciliations (continued)
(dollars in millions)
	Three months ended			Six months ended
	6/30/2020	3/31/2020	6/30/2019	6/30/2020	6/30/2019
Cash efficiency ratio
Noninterest expense (GAAP)	$1,013	$931	$1,019	$1,944	$1,982
Less: Intangible asset amortization	18	17	22	35	44
Adjusted noninterest expense (non-GAAP)	$995	$914	$997	$1,909	$1,938
Less: Notable items (d)	—	—	52	—	78
Adjusted noninterest expense excluding notable items (non-GAAP)	$995	$914	$945	$1,909	$1,860

Net interest income (GAAP)	$1,018	$981	$981	$1,999	$1,958
Plus: Taxable-equivalent adjustment	7	8	8	15	16
Noninterest income	692	477	622	1,169	1,158
Total taxable-equivalent revenue (non-GAAP)	$1,717	$1,466	$1,611	$3,183	$3,132

Cash efficiency ratio (non-GAAP)	57.9%	62.3%	61.9%	60.0%	61.9%

Cash efficiency ratio excluding notable items (non-GAAP)	57.9%	62.3%	58.7%	60.0%	59.4%

(a)
For the three months ended June 30, 2020, March 31, 2020, and June 30, 2019, intangible assets exclude $5 million, $6 million, and $10 million, respectively, of period-end purchased credit card receivables.

(b)	Net of capital surplus.

(c)
For the three months ended June 30, 2020, March 31, 2020, and June 30, 2019, average intangible assets exclude $6 million, $7 million, and $11 million, respectively, of average purchased credit card receivables. For the six months ended June 30, 2020, and June 30, 2019, average intangible assets exclude $6 million and $12 million, respectively, of average purchase credit card receivables.

(d)	Additional detail provided in Notable Items table on page 24 of this release.
GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Second Quarter 2020 Profit
July 22, 2020

Consolidated Balance Sheets
(dollars in millions)

	6/30/2020	3/31/2020	6/30/2019
Assets
Loans	$106,159	$103,198	$91,937
Loans held for sale	2,007	2,143	1,790
Securities available for sale	23,600	20,807	21,528
Held-to-maturity securities	9,075	9,638	10,878
Trading account assets	645	795	1,005
Short-term investments	14,036	4,073	2,443
Other investments	655	679	632
Total earning assets	156,177	141,333	130,213
Allowance for loan and lease losses	(1,708)	(1,359)	(890)
Cash and due from banks	1,059	865	607
Premises and equipment	776	791	829
Goodwill	2,664	2,664	2,664
Other intangible assets	218	236	298
Corporate-owned life insurance	4,251	4,243	4,201
Accrued income and other assets	6,976	6,604	5,633
Discontinued assets	779	820	990
Total assets	$171,192	156,197	144,545

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$78,853	$71,005	$63,619
Savings deposits	5,371	4,753	4,747
Certificates of deposit ($100,000 or more)	4,476	5,630	8,084
Other time deposits	4,011	4,623	5,524
Total interest-bearing deposits	92,711	86,011	81,974
Noninterest-bearing deposits	42,802	29,293	27,972
Total deposits	135,513	115,304	109,946
Federal funds purchased and securities sold under repurchase agreements	267	2,444	161
Bank notes and other short-term borrowings	1,716	4,606	720
Accrued expense and other liabilities	2,420	2,700	2,435
Long-term debt	13,734	13,732	14,312
Total liabilities	153,650	138,786	127,574

Equity
Preferred stock	1,900	1,900	1,900
Common shares	1,257	1,257	1,257
Capital surplus	6,240	6,222	6,266
Retained earnings	12,154	12,174	12,005
Treasury stock, at cost	(4,945)	(4,956)	(4,457)
Accumulated other comprehensive income (loss)	936	814	(2)
Key shareholders’ equity	17,542	17,411	16,969
Noncontrolling interests	—	—	2
Total equity	17,542	17,411	16,971
Total liabilities and equity	$171,192	$156,197	$144,545

Common shares outstanding (000)	975,947	975,319	1,003,114

KeyCorp Reports Second Quarter 2020 Profit
July 22, 2020

Consolidated Statements of Income
(dollars in millions, except per share amounts)
	Three months ended			Six months ended
	6/30/2020	3/31/2020	6/30/2019	6/30/2020	6/30/2019
Interest income
Loans	$980	$1,026	$1,082	$2,006	$2,148
Loans held for sale	21	19	15	40	28
Securities available for sale	121	129	135	250	264
Held-to-maturity securities	56	62	67	118	135
Trading account assets	5	8	9	13	17
Short-term investments	7	6	17	13	33
Other investments	—	1	4	1	8
Total interest income	1,190	1,251	1,329	2,441	2,633
Interest expense
Deposits	96	169	223	265	425
Federal funds purchased and securities sold under repurchase agreements	—	6	—	6	1
Bank notes and other short-term borrowings	5	5	5	10	9
Long-term debt	71	90	120	161	240
Total interest expense	172	270	348	442	675
Net interest income	1,018	981	981	1,999	1,958
Provision for credit losses	482	359	74	841	136
Net interest income after provision for credit losses	536	622	907	1,158	1,822
Noninterest income
Trust and investment services income	123	133	122	256	237
Investment banking and debt placement fees	156	116	163	272	273
Service charges on deposit accounts	68	84	83	152	165
Operating lease income and other leasing gains	60	30	44	90	81
Corporate services income	52	62	53	114	108
Cards and payments income	91	66	73	157	139
Corporate-owned life insurance income	35	36	33	71	65
Consumer mortgage income	62	20	15	82	26
Commercial mortgage servicing fees	12	18	19	30	37
Other income	33	(88)	17	(55)	27
Total noninterest income	692	477	622	1,169	1,158
Noninterest expense
Personnel	572	515	589	1,087	1,152
Net occupancy	71	76	73	147	145
Computer processing	56	55	56	111	110
Business services and professional fees	49	44	45	93	89
Equipment	25	24	24	49	48
Operating lease expense	34	36	32	70	58
Marketing	24	21	24	45	43
FDIC assessment	8	9	9	17	16
Intangible asset amortization	18	17	22	35	44
OREO expense, net	6	3	4	9	7
Other expense	150	131	141	281	270
Total noninterest expense	1,013	931	1,019	1,944	1,982
Income (loss) from continuing operations before income taxes	215	168	510	383	998
Income taxes	30	23	87	53	169
Income (loss) from continuing operations	185	145	423	330	829
Income (loss) from discontinued operations, net of taxes	2	1	2	3	3
Net income (loss)	187	146	425	333	832
Less: Net income (loss) attributable to noncontrolling interests	—	—	—	—	—
Net income (loss) attributable to Key	$187	$146	$425	$333	$832

Income (loss) from continuing operations attributable to Key common shareholders	$159	$118	$403	$277	$789
Net income (loss) attributable to Key common shareholders	161	119	405	280	792
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.16	$.12	$.40	$.29	$.79
Income (loss) from discontinued operations, net of taxes	—	—	—	—	—
Net income (loss) attributable to Key common shareholders (a)	.17	.12	.40	.29	.79
Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.16	$.12	$.40	$.28	$.78
Income (loss) from discontinued operations, net of taxes	—	—	—	—	—
Net income (loss) attributable to Key common shareholders (a)	.17	.12	.40	.29	.78

Cash dividends declared per common share	$.185	$.185	$.17	$.37	$.34

Weighted-average common shares outstanding (000)	967,147	967,446	999,163	967,380	1,003,047
Effect of common share options and other stock awards	4,994	8,664	8,801	6,892	9,318
Weighted-average common shares and potential common shares outstanding (000) (b)	972,141	976,110	1,007,964	974,272	1,012,365

(a)	Earnings per share may not foot due to rounding.

(b)	Assumes conversion of common share options and other stock awards, as applicable.

KeyCorp Reports Second Quarter 2020 Profit
July 22, 2020

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(dollars in millions)
	Second Quarter 2020			First Quarter 2020			Second Quarter 2019
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$60,480	$518	3.44%	$49,466	$508	4.13%	$47,227	$547	4.65%
Real estate — commercial mortgage	13,510	128	3.80	13,548	155	4.60	13,866	175	5.06
Real estate — construction	1,756	17	3.97	1,666	20	4.75	1,423	20	5.41
Commercial lease financing	4,584	33	2.96	4,565	39	3.39	4,476	41	3.65
Total commercial loans	80,330	696	3.49	69,245	722	4.19	66,992	783	4.69
Real estate — residential mortgage	7,783	69	3.57	7,215	68	3.75	5,790	58	4.03
Home equity loans	9,949	97	3.89	10,155	113	4.49	10,701	135	5.05
Consumer direct loans	4,152	55	5.24	3,709	54	5.91	2,352	43	7.39
Credit cards	983	25	10.22	1,082	31	11.50	1,091	31	11.26
Consumer indirect loans	4,744	45	3.82	4,768	46	3.86	3,859	40	4.15
Total consumer loans	27,611	291	4.22	26,929	312	4.66	23,793	307	5.17
Total loans	107,941	987	3.67	96,174	1,034	4.32	90,785	1,090	4.81
Loans held for sale	2,463	21	3.50	1,885	19	3.99	1,302	15	4.56
Securities available for sale (b), (e)	20,749	121	2.43	21,172	129	2.49	21,086	135	2.54
Held-to-maturity securities (b)	9,331	56	2.43	9,820	62	2.51	11,058	67	2.41
Trading account assets	760	5	2.43	1,065	8	2.95	1,124	9	3.28
Short-term investments	7,892	7.31		1,764	6	1.42	3,200	17	2.23
Other investments (e)	672	—	.29	614	1.40		640	4	2.00
Total earning assets	149,808	1,197	3.22	132,494	1,259	3.82	129,195	1,337	4.14
Allowance for loan and lease losses	(1,413)			(1,097)			(881)
Accrued income and other assets	15,704			14,831			14,321
Discontinued assets	793			838			1,009
Total assets	$164,892			$147,066			$143,644
Liabilities
NOW and money market deposit accounts	$75,297	56.30		$66,721	112.67		$63,071	147.93
Savings deposits	5,130	—	.04	4,655	1.05		4,781	1.09
Certificates of deposit ($100,000 or more)	4,950	24	1.93	6,310	34	2.20	8,147	48	2.37
Other time deposits	4,333	16	1.52	4,901	22	1.81	5,569	27	1.93
Total interest-bearing deposits	89,710	96.43		82,587	169.82		81,568	223	1.10
Federal funds purchased and securities sold under repurchase agreements	242	—	.03	2,002	6	1.17	194	—	.20
Bank notes and other short-term borrowings	2,869	5.57		1,401	5	1.58	842	5	2.46
Long-term debt (f), (g)	12,954	71	2.30	12,443	90	2.96	13,213	120	3.67
Total interest-bearing liabilities	105,775	172.66		98,433	270	1.10	95,817	348	1.46
Noninterest-bearing deposits	38,267			27,741			28,033
Accrued expense and other liabilities	2,369			2,838			2,253
Discontinued liabilities (g)	793			838			1,009
Total liabilities	147,204			129,850			127,112
Equity
Key shareholders’ equity	17,688			17,216			16,531
Noncontrolling interests	—			—			1
Total equity	17,688			17,216			16,532
Total liabilities and equity	$164,892			$147,066			$143,644
Interest rate spread (TE)			2.56%			2.72%			2.68%
Net interest income (TE) and net interest margin (TE)		1,025	2.76%		989	3.01%		989	3.06%
TE adjustment (b)		7			8			8
Net interest income, GAAP basis		$1,018			$981			$981

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.

(b)
Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 21% for the three months ended June 30, 2020, March 31, 2020, and June 30, 2019.

(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.

(d)
Commercial and industrial average balances include $135 million, $145 million, and $141 million of assets from commercial credit cards for the three months ended June 30, 2020, March 31, 2020, and June 30, 2019, respectively.

(e)	Yield is calculated on the basis of amortized cost.

(f)	Rate calculation excludes basis adjustments related to fair value hedges.

(g)
A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Second Quarter 2020 Profit
July 22, 2020

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(dollars in millions)
	Six months ended June 30, 2020			Six months ended June 30, 2019
	Average		Yield/	Average		Yield/
	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$54,973	$1,026	3.75%	$46,616	$1,079	4.67%
Real estate — commercial mortgage	13,529	283	4.20	14,094	354	5.07
Real estate — construction	1,711	37	4.35	1,492	41	5.45
Commercial lease financing	4,575	72	3.17	4,486	82	3.66
Total commercial loans	74,788	1,418	3.81	66,688	1,556	4.70
Real estate — residential mortgage	7,500	137	3.66	5,667	114	4.02
Home equity loans	10,052	210	4.19	10,847	272	5.06
Consumer direct loans	3,930	109	5.56	2,109	80	7.68
Credit cards	1,032	56	10.89	1,098	63	11.53
Consumer indirect loans	4,756	91	3.84	3,811	79	4.14
Total consumer loans	27,270	603	4.44	23,532	608	5.20
Total loans	102,058	2,021	3.98	90,220	2,164	4.83
Loans held for sale	2,174	40	3.71	1,212	28	4.64
Securities available for sale (b), (e)	20,960	250	2.46	20,649	264	2.52
Held-to-maturity securities (b)	9,575	118	2.47	11,213	135	2.41
Trading account assets	913	13	2.73	1041	17	3.31
Short-term investments	4,828	13.52		2,965	33	2.25
Other investments (e)	643	1.34		647	8	2.35
Total earning assets	141,151	2,456	3.51	127,947	2,649	4.16
Allowance for loan and lease losses	(1255)			(879)
Accrued income and other assets	15,268			14,317
Discontinued assets	815			1,037
Total assets	$155,979			$142,422
Liabilities
NOW and money market deposit accounts	$71,009	168.47		$61,928	277.90
Savings deposits	4,893	1.04		4,796	2.08
Certificates of deposit ($100,000 or more)	5,630	58	2.08	8,261	95	2.31
Other time deposits	4,617	38	1.67	5,535	51	1.86
Total interest-bearing deposits	86,149	265.62		80,520	425	1.06
Federal funds purchased and securities sold under repurchase agreements	1,122	6	1.05	301	1.67
Bank notes and other short-term borrowings	2,135	10.90		746	9	2.59
Long-term debt (f), (g)	12,698	161	2.62	13,187	240	3.67
Total interest-bearing liabilities	102,104	442.87		94,754	675	1.44
Noninterest-bearing deposits	33,004			28,074
Accrued expense and other liabilities	2,604			2,437
Discontinued liabilities (g)	815			1,037
Total liabilities	138,527			126,302
Equity
Key shareholders’ equity	17,452			16,119
Noncontrolling interests	—			1
Total equity	17,452			16,120
Total liabilities and equity	$155,979			$142,422
Interest rate spread (TE)			2.64%			2.72%
Net interest income (TE) and net interest margin (TE)		2,014	2.88%		1,974	3.10%
TE adjustment (b)		15			16
Net interest income, GAAP basis		$1,999			$1,958

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.

(b)
Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 21% for the six months ended June 30, 2020, and June 30, 2019, respectively.

(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.

(d)	Commercial and industrial average balances include $140 million and $137 million of assets from commercial credit cards for the six months ended June 30, 2020, and June 30, 2019, respectively.

(e)	Yield is calculated on the basis of amortized cost.

(f)	Rate calculation excludes basis adjustments related to fair value hedges.

(g)
A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Second Quarter 2020 Profit
July 22, 2020

Noninterest Expense
(dollars in millions)

	Three months ended			Six months ended
	6/30/2020	3/31/2020	6/30/2019	6/30/2020	6/30/2019
Personnel (a)	$572	$515	$589	$1,087	$1,152
Net occupancy	71	76	73	147	145
Computer processing	56	55	56	111	110
Business services and professional fees	49	44	45	93	89
Equipment	25	24	24	49	48
Operating lease expense	34	36	32	70	58
Marketing	24	21	24	45	43
FDIC assessment	8	9	9	17	16
Intangible asset amortization	18	17	22	35	44
OREO expense, net	6	3	4	9	7
Other expense	150	131	141	281	270
Total noninterest expense	$1,013	$931	$1,019	$1,944	$1,982
Average full-time equivalent employees (b)	16,646	16,529	17,206	16,587	17,379

(a)	Additional detail provided in Personnel Expense table below.

(b)	The number of average full-time equivalent employees has not been adjusted for discontinued operations.

Personnel Expense
(in millions)

	Three months ended			Six months ended
	6/30/2020	3/31/2020	6/30/2019	6/30/2020	6/30/2019
Salaries and contract labor	$332	$316	$322	$648	$642
Incentive and stock-based compensation	162	102	155	264	287
Employee benefits	76	92	83	168	176
Severance	2	5	29	7	47
Total personnel expense	$572	$515	$589	$1,087	$1,152

KeyCorp Reports Second Quarter 2020 Profit
July 22, 2020

Loan Composition
(dollars in millions)

				Percent change 6/30/2020 vs
	6/30/2020	3/31/2020	6/30/2019	3/31/2020	6/30/2019
Commercial and industrial (a)	$58,297	$55,983	$48,544	4.1%	20.1%
Commercial real estate:
Commercial mortgage	13,465	13,548	13,299	(.6)	1.2
Construction	1,919	1,710	1,439	12.2	33.4
Total commercial real estate loans	15,384	15,258	14,738.8		4.4
Commercial lease financing (b)	4,524	4,677	4,578	(3.3)	(1.2)
Total commercial loans	78,205	75,918	67,860	3.0	15.2
Residential — prime loans:
Real estate — residential mortgage	8,149	7,498	6,053	8.7	34.6
Home equity loans	9,782	10,103	10,575	(3.2)	(7.5)
Total residential — prime loans	17,931	17,601	16,628	1.9	7.8
Consumer direct loans	4,327	3,833	2,350	12.9	84.1
Credit cards	974	1,041	1,096	(6.4)	(11.1)
Consumer indirect loans	4,722	4,805	4,003	(1.7)	18.0
Total consumer loans	27,954	27,280	24,077	2.5	16.1
Total loans (c), (d)	$106,159	$103,198	$91,937	2.9%	15.5%

(a)	Loan balances include $132 million, $143 million, and $143 million of commercial credit card balances at June 30, 2020, March 31, 2020, and June 30, 2019, respectively.

(b)
Commercial lease financing includes receivables held as collateral for a secured borrowing of $18 million, $14 million, and $11 million at June 30, 2020, March 31, 2020, and June 30, 2019, respectively. Principal reductions are based on the cash payments received from these related receivables.

(c)	Total loans exclude loans of $780 million at June 30, 2020, $821 million at March 31, 2020, and $964 million at June 30, 2019, related to the discontinued operations of the education lending business.

(d)
Accrued interest of $225 million, $241 million, and $272 million at June 30, 2020, March 31, 2020, and June 30, 2019, respectively, presented in "other assets" on the Consolidated Balance Sheets is excluded from the amortized cost basis disclosed in this table.

Loans Held for Sale Composition
(dollars in millions)

				Percent change 6/30/2020 vs
	6/30/2020	3/31/2020	6/30/2019	3/31/2020	6/30/2019
Commercial and industrial	$419	$446	$255	(6.1)%	64.3%
Real estate — commercial mortgage	1,107	1,284	1,123	(13.8)	(1.4)
Commercial lease financing	—	8	—	N/M	N/M
Real estate — residential mortgage	250	152	164	64.5	52.4
Consumer direct loans	231	253	248	(8.7)	(6.9)
Total loans held for sale (a)	$2,007	$2,143	$1,790	(6.3)%	12.1%

(a)
Total loans held for sale include Real estate — residential mortgage loans held for sale at fair value of $250 million at June 30, 2020, $152 million at March 31, 2020, and $164 million at June 30, 2019.

Summary of Changes in Loans Held for Sale
(in millions)

	2Q20	1Q20	4Q19	3Q19	2Q19
Balance at beginning of period	$2,143	$1,334	$1,598	$1,790	$894
New originations	3,621	3,333	3,659	3,222	3,218
Transfers from (to) held to maturity, net	(15)	200	26	237	42
Loan sales	(3,679)	(2,649)	(3,933)	(3,602)	(2,358)
Loan draws (payments), net	(61)	(77)	(18)	(49)	(6)
Valuation adjustments	(2)	2	2	—	—
Balance at end of period (a)	$2,007	$2,143	$1,334	$1,598	$1,790

(a)
Total loans held for sale include Real estate — residential mortgage loans held for sale at fair value of $250 million at June 30, 2020, $152 million at March 31, 2020, $140 million at December 31, 2019, $120 million at September 30, 2019, and $164 million at June 30, 2019.

KeyCorp Reports Second Quarter 2020 Profit
July 22, 2020

Summary of Loan and Lease Loss Experience From Continuing Operations
(dollars in millions)

	Three months ended			Six months ended
	6/30/2020	3/31/2020	6/30/2019	6/30/2020	6/30/2019
Average loans outstanding	$107,941	$96,174	$90,785	$102,058	$90,220
Allowance for loan and lease losses at the end of the prior period	$1,359	$900	$883	$900	$883
Cumulative effect from change in accounting principle (a)	—	204	—	204	—
Allowance for loan and lease losses at the beginning of the period	1,359	1,104	883	1,104	883
Loans charged off:
Commercial and industrial	71	60	30	131	66

Real estate — commercial mortgage	2	3	1	5	6
Real estate — construction	—	—	—	—	4
Total commercial real estate loans	2	3	1	5	10
Commercial lease financing	4	2	16	6	24
Total commercial loans	77	65	47	142	100
Real estate — residential mortgage	2	—	1	2	2
Home equity loans	2	4	6	6	10
Consumer direct loans	10	12	10	22	20
Credit cards	12	11	12	23	23
Consumer indirect loans	7	9	8	16	16
Total consumer loans	33	36	37	69	71
Total loans charged off	110	101	84	211	171
Recoveries:
Commercial and industrial	5	5	6	10	16

Real estate — commercial mortgage	—	1	1	1	2
Total commercial real estate loans	—	1	1	1	2
Commercial lease financing	1	—	2	1	3
Total commercial loans	6	6	9	12	21
Real estate — residential mortgage	—	—	—	—	1
Home equity loans	1	2	2	3	4
Consumer direct loans	2	2	2	4	3
Credit cards	2	2	2	4	4
Consumer indirect loans	3	5	4	8	9
Total consumer loans	8	11	10	19	21
Total recoveries	14	17	19	31	42
Net loan charge-offs	(96)	(84)	(65)	(180)	(129)
Provision (credit) for loan and lease losses	445	339	72	784	136
Allowance for loan and lease losses at end of period	$1,708	$1,359	$890	$1,708	$890

Liability for credit losses on lending-related commitments at the end of the prior period	$161	$68	$62	$68	$64
Liability for credit losses on contingent guarantees at the end of the prior period	—	7	—	7	—
Cumulative effect from change in accounting principle (a), (b)	—	66	—	66	—
Liability for credit losses on lending-related commitments at beginning of period	161	141	62	141	64
Provision (credit) for losses on lending-related commitments	37	20	2	57	—
Liability for credit losses on lending-related commitments at end of period (c)	$198	$161	$64	$198	$64

Total allowance for credit losses at end of period	$1,906	$1,520	$954	$1,906	$954

Net loan charge-offs to average total loans	.36%	.35%	.29%	.35%	.29%
Allowance for loan and lease losses to period-end loans	1.61	1.32	.97	1.61	.97
Allowance for credit losses to period-end loans	1.80	1.47	1.04	1.80	1.04
Allowance for loan and lease losses to nonperforming loans	224.7	215.0	158.6	224.7	158.6
Allowance for credit losses to nonperforming loans	250.8	240.5	170.1	250.8	170.1

Discontinued operations — education lending business:
Loans charged off	$2	$2	$4	$4	$8
Recoveries	2	1	1	3	2
Net loan charge-offs	—	$(1)	$(3)	$(1)	$(6)

(a)	The cumulative effect from change in accounting principle relates to the January 1, 2020, adoption of ASU 2016-13.

(b)	March 31, 2020, amount excludes $4 million related to the provision for other financial assets.

(c)	Included in "Accrued expense and other liabilities" on the balance sheet.

KeyCorp Reports Second Quarter 2020 Profit
July 22, 2020

Asset Quality Statistics From Continuing Operations
(dollars in millions)
	2Q20	1Q20	4Q19	3Q19	2Q19
Net loan charge-offs	$96	$84	$99	$196	$65
Net loan charge-offs to average total loans	.36%	.35%	.42%	.85%	.29%
Allowance for loan and lease losses	$1,708	$1,359	$900	$893	$890
Allowance for credit losses (a)	1,906	1,520	968	958	954
Allowance for loan and lease losses to period-end loans	1.61%	1.32%	.95%	.96%	.97%
Allowance for credit losses to period-end loans	1.80	1.47	1.02	1.03	1.04
Allowance for loan and lease losses to nonperforming loans	224.7	215.0	156.0	152.6	158.6
Allowance for credit losses to nonperforming loans	250.8	240.5	167.8	163.8	170.1
Nonperforming loans at period end	$760	$632	$577	$585	$561
Nonperforming assets at period end	951	844	715	711	608
Nonperforming loans to period-end portfolio loans	.72%	.61%	.61%	.63%	.61%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.89	.82	.75	.77	.66

(a)	Includes the allowance for loan and lease losses plus the liability for credit losses on lending-related commitments.

Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
(dollars in millions)
	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019
Commercial and industrial	$404	$277	$264	$238	$189

Real estate — commercial mortgage	91	87	83	92	85
Real estate — construction	1	2	2	2	2
Total commercial real estate loans	92	89	85	94	87
Commercial lease financing	9	5	6	7	7
Total commercial loans	505	371	355	339	283
Real estate — residential mortgage	89	89	48	42	62
Home equity loans	141	143	145	179	191
Consumer direct loans	3	4	4	3	3
Credit cards	2	3	3	2	2
Consumer indirect loans	20	22	22	20	20
Total consumer loans	255	261	222	246	278
Total nonperforming loans	760	632	577	585	561
OREO	112	119	35	39	38
Nonperforming loans held for sale	75	89	94	78	—
Other nonperforming assets	4	4	9	9	9
Total nonperforming assets	$951	$844	$715	$711	$608
Accruing loans past due 90 days or more	87	128	97	54	74
Accruing loans past due 30 through 89 days	419	393	329	366	299
Restructured loans — accruing and nonaccruing (a)	310	340	347	347	395
Restructured loans included in nonperforming loans (a)	166	172	183	176	228
Nonperforming assets from discontinued operations — education lending business	7	7	7	7	7
Nonperforming loans to period-end portfolio loans	.72%	.61%	.61%	.63%	.61%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.89	.82	.75	.77	.66

(a)
Restructured loans (i.e., troubled debt restructuring) are those for which Key, for reasons related to a borrower’s financial difficulties, grants a concession to the borrower that it would not otherwise consider. These concessions are made to improve the collectability of the loan and generally take the form of a reduction of the interest rate, extension of the maturity date or reduction in the principal balance.

Summary of Changes in Nonperforming Loans From Continuing Operations
(in millions)
	2Q20	1Q20	4Q19	3Q19	2Q19
Balance at beginning of period	$632	$577	$585	$561	$548
Loans placed on nonaccrual status (a)	293	219	268	271	189
Charge-offs	(111)	(100)	(114)	(91)	(84)
Loans sold	(5)	(4)	(1)	—	(38)
Payments	(29)	(31)	(59)	(37)	(23)
Transfers to OREO	—	(3)	(3)	(4)	(4)
Transfers to nonperforming loans held for sale	—	—	(47)	(78)	—
Loans returned to accrual status	(20)	(26)	(52)	(37)	(27)
Balance at end of period	$760	$632	$577	$585	$561

(a)
Purchase credit impaired (PCI) loans meeting nonperforming criteria were historically excluded from Key's nonperforming disclosures. As a result of CECL implementation on January 1, 2020, PCI loans became purchased credit deteriorated (PCD) loans. PCD loans that met the definition of nonperforming are now included in nonperforming disclosures, resulting in a $45 million increase in nonperforming loans in the first quarter of 2020.

KeyCorp Reports Second Quarter 2020 Profit
July 22, 2020

Line of Business Results
(dollars in millions)

						Percentage change 2Q20 vs.
	2Q20	1Q20	4Q19	3Q19	2Q19	1Q20	2Q19
Consumer Bank
Summary of operations
Total revenue (TE)	$841	$820	$825	$833	$825	2.6%	1.9%
Provision for credit losses	167	140	55	48	40	19.3	317.5
Noninterest expense	555	543	552	531	552	2.2	.5
Net income (loss) attributable to Key	91	105	166	194	177	(13.3)	(48.6)
Average loans and leases	39,197	35,197	34,148	32,760	31,881	11.4	22.9
Average deposits	79,502	73,320	73,561	72,995	72,303	8.4	10.0
Net loan charge-offs	39	43	43	40	40	(9.3)	(2.5)
Net loan charge-offs to average total loans	.40%	.49%	.50%	.48%	.50%	N/A	N/A
Nonperforming assets at period end	$332	$342	$306	$354	$366	(2.9)	(9.3)
Return on average allocated equity	10.38%	12.18%	19.27%	22.82%	21.75%	N/A	N/A

Commercial Bank
Summary of operations
Total revenue (TE)	$847	$629	$771	$779	$760	34.7%	11.4%
Provision for credit losses	314	214	38	32	33	46.7	851.5
Noninterest expense	403	353	388	372	389	14.2	3.6
Net income (loss) attributable to Key	120	70	315	304	277	71.4	(56.7)
Average loans and leases	68,038	60,082	58,535	58,215	57,918	13.2	17.5
Average loans held for sale	2,012	1,607	1,465	1,325	1,168	25.2	72.3
Average deposits	46,099	36,058	38,224	36,204	35,960	27.8	28.2
Net loan charge-offs	57	40	39	35	23	42.5	147.8
Net loan charge-offs to average total loans	.34%	.27%	.26%	.24%	.16%	N/A	N/A
Nonperforming assets at period end	$616	$407	$402	$351	$235	51.4	162.1
Return on average allocated equity	10.00%	6.00%	26.69%	26.37%	24.09%	N/A	N/A
TE = Taxable Equivalent, N/A = Not Applicable, N/M = Not Meaningful

Notable Items
(in millions)

	Three months ended			Six months ended
	6/30/2020	3/31/2020	6/30/2019	6/30/2020	6/30/2019
Efficiency initiative expenses	—	—	$(50)	—	$(76)
Laurel Road acquisition expenses	—	—	(2)	—	(2)
Total notable items	—	—	$(52)	—	$(78)
Income taxes	—	—	(12)	—	(18)
Total notable items, after tax	—	—	$(40)	—	$(60)